SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 11, 2011 (July 5, 2011)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On July 5, 2011, Dynegy Inc. (“Dynegy”) announced that Carolyn J. Burke has been named Executive Vice President and Chief Administrative Officer effective August 30, 2011.  In this capacity, Ms. Burke will be responsible for managing key corporate functions including Information Technology, Human Resources, Investor Relations and Communications.  She will report to the President and Chief Executive Officer, Robert C. Flexon, and serve on the executive management team.

Ms. Burke, 44, has served as Global Controller for J.P. Morgan’s Global Commodities business since March 2008.  She was also NRG Energy’s Vice President and Corporate Controller from September 2006 to March 2008 and Executive Director of Planning and Analysis from April 2004 to September 2006.  Prior to joining NRG Energy, Ms. Burke held various key financial roles at Yale University, the University of Pennsylvania and at Atlantic Richfield Company (now British Petroleum).

Ms. Burke was not appointed pursuant to any arrangement or understanding between herself and any other person.  There are no relationships between Ms. Burke and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Burke’s employment, Ms. Burke and Dynegy entered into an employment agreement regarding the terms and conditions of her employment.  The term of her employment will commence on August 30, 2011 and end on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date.  She will receive a base salary of $450,000 annually and a sign-on bonus consisting of a lump sum cash payment of $150,000 and shares of Dynegy’s common stock with an aggregate fair market value of $50,000.  She will participate in Dynegy’s short-term incentive plan at levels described in her employment agreement.  She will receive long-term incentives in the form of stock option grants including: 50,000 shares with an exercise price equal to fair market value on the option grant date; 62,500 shares with an exercise price of $6.50 per share; 75,000 shares with an exercise price of $8.00 per share; and 100,000 shares with an exercise price of $10.00 per share; provided that in no event will the exercise price be less than the fair market value of Dynegy’s common stock on the grant date.  The options will vest in equal installments on each of the first four anniversaries of the commencement date, as defined in the agreement.  Ms. Burke is eligible to participate in Dynegy’s other employee benefit plans and programs including the Executive Severance Pay Plan and Executive Change in Control Severance Pay Plan.  The agreement provides that Dynegy will pay certain specified moving and relocation expenses in connection with relocating her principal residence to Houston, Texas.

Item 7.01               Regulation FD Disclosure

On July 5, 2011, Dynegy issued a press release announcing appointment of a new Chief Administrative Officer.  A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1, to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Press release dated July 5, 2011, announcing the appointment of the new Chief Administrative Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 11, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: July 11, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release dated July 5, 2011, announcing the appointment of the new Chief Administrative Officer